Exhibit 10.5

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of the 25th day of July 2023, is made by Global Technologies, Ltd, a Delaware corporation, with an address at: 8 Campus Dr., Suite 105, Parsippany, NJ 07054 (hereinafter referred to as “Guarantor”), for the benefit of TK Management Services, LLC, a Pennsylvania limited liability company having an address at PO Box 425, New Hope, PA 18938 (together with its successors and assigns, “Lender”).

Recitals

A. Lender made a loan to Foxx Trot Tango, LLC, a Wyoming limited liability company (“Borrower”), in the principal amount of $1,500,000 (the “Loan”).

B. The Loan is evidenced by that certain promissory note in the amount of the Loan, dated as of January 6, 2023, executed by Borrower in favor of Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”) and secured by that certain deed to secure debt, dated as of the date hereof, executed by Borrower in favor of Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Security Instrument”) and that certain assignment of leases and rents, dated as of the date hereof, executed by Borrower in favor of Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Assignment of Leases and Rents”). The Note, Security Instrument, the Assignment of Leases and Rents, and all other documents evidencing, securing, or guarantying the Loan are herein collectively referred to as the “Loan Documents.”

D. Pursuant to a certain Amended and Restated Membership Interest Purchase Agreement (“MIPA”) and Transactions Documents included as part of the MIPA (“Transaction Documents”) Guarantor agreed to assume and guaranty all liabilities and obligations under the Note and Loan Document , as the sole member of the Borrower, owns a direct or indirect interest in Borrower and acknowledges that it will derive substantial benefits from Lender’s making the Loan to Borrower in accordance with the Transaction Documents.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees for the benefit of Lender as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Defined Terms. Capitalized terms used but not defined in this Guaranty shall have the meanings ascribed to such terms in the Loan Documents unless otherwise specified.

ARTICLE II
GUARANTY OF LOAN OBLIGATIONS

Section 2.01 Guaranteed Obligations. Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Lender the full and prompt payment and performance when due, whether at stated maturity, prepayment, acceleration, demand, or otherwise of all Borrower’s obligations and liabilities (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) for which Borrower is or shall become personally liable pursuant to the Note, Security Instrument, and other Loan Documents (the “Guaranteed Obligations”).

Section 2.02 Continuing Obligation. This Guaranty is a continuing obligation and shall remain in full force and effect and shall only be discharged if and when the Loan has been paid in full and all obligations thereunder have been fully performed. Notwithstanding the foregoing, this Guaranty shall be reinstated if at any time any payment of any of the Guaranteed Obligations is rescinded or must be returned by Lender to Borrower, Guarantor, or to any guarantor, trustee, receiver, or other representative of any of them. If any Person constituting Guarantor shall be a natural person, this Guaranty shall continue after such Person’s death, in which event this Guaranty shall be binding upon Guarantor’s heirs, estate, and legal representatives.

Section 2.03 Guaranty of Payment and Performance. This is a continuing guaranty of payment and performance and is not a guaranty of collection. Guarantor hereby acknowledges that it is liable for the Guaranteed Obligations as a primary obligor. Guarantor hereby irrevocably agrees that Lender has the right to require Guarantor to pay, comply, and satisfy its obligations and liabilities under this Guaranty and that Lender shall have the right to proceed immediately against Guarantor directly without being required to recover payment or performance first from Borrower or any other party, and Lender shall not be required to first sue on the Note, demonstrate that the collateral securing the Loan is inadequate security, or demonstrate that Lender has exercised or exhausted (to any degree) Lender’s other rights and remedies in respect of the Loan.

ARTICLE III
GENERAL TERMS AND CONDITIONS

Section 3.01 Payments, Interest on Amounts. Amounts payable to Lender under this Guaranty shall be immediately due and payable on Lender’s written demand and shall be paid without reduction by setoff, defense, counterclaim, or crossclaim. Interest shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of amounts due under this Guaranty at the lesser of the Default Rate (as defined in the Note) or the maximum interest rate permitted by law from the date of judgment until such judgment shall be paid in full.

Section 3.02 Remedies. Guarantor acknowledges that following an Event of Default under the Loan, Lender shall be entitled to accelerate the Loan and exercise all rights and remedies permitted under the Loan Documents, at law, or in equity, including, without limitation enforcement of this Guaranty.

(a) Remedies Cumulative. All rights and remedies of Lender are cumulative and may be exercised independently, concurrently, or successively in Lender’s sole discretion and as often as occasion therefor shall arise.

(b) No Waiver. Lender’s delay or failure to exercise any right or remedy with respect to the Loan shall not be deemed a waiver of such right or remedy; and no partial exercise by Lender of any right or remedy shall preclude further exercise thereof.

(c) No Right to Notice Imputed. Notice or demand given to Borrower in any instance shall not entitle Borrower to notice or demand in any other circumstance (whether similar or not) nor constitute a waiver by Lender of its right to take any future action in any circumstance without notice or demand unless notice is expressly required by this Guaranty.

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(d) Lender’s Discretionary Rights. Lender may release security for the Loan or any party liable therefor, may grant extensions, renewals, or forbearances with respect to the Loan and may accept partial or past due payments, grant indulgences, or apply security held to the payment of the Loan, in each case without prejudice to Lender’s rights under this Guaranty and without such action being deemed an accord and satisfaction or reinstatement of the Loan. Lender shall not be deemed as a consequence of exercising (or its failure or delay to exercise) any rights hereunder to have waived any rights or remedies or be estopped from further exercising any of its rights and remedies.

(e) Right of Setoff. Upon the occurrence of a default under this Guaranty, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to Guarantor (such notice being hereby expressly waived by Guarantor), to setoff and apply any and all deposits and sums of Guarantor held by Lender in whatever currency to the amounts owed to Lender under this Guaranty.

Section 3.03 Enforcement Costs. Guarantor hereby agrees to pay, on written demand by Lender, all costs incurred by Lender in collecting any amounts payable under this Guaranty or enforcing or protecting its rights under this Guaranty, in each case whether or not legal proceedings are commenced. Such fees and expenses shall include, without limitation, [reasonable] attorneys’ fees, court fees, costs of pre-trial, trial, and appellate proceedings, and the cost of collection. Enforcement costs incurred by Lender shall be immediately due and payable and shall bear interest at the Default Rate from the date the cost is incurred until paid in full if not paid within [NUMBER] days of demand. Guarantor’s obligations under this Section 3.03 shall survive termination of the Loan and payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and any release or termination of this Guaranty.

Section 3.04 Unimpaired Liability; Waivers of Defense.

(a) Unimpaired Liability. Guarantor hereby guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents regardless of any law, order, or regulation now or hereafter in effect in any jurisdiction affecting any terms contained in the Loan Documents or the rights of Lender with respect thereto. The obligations of Guarantor under this Guaranty shall be independent of the obligations of Guarantor in any other guaranty or indemnity agreement and shall be independent from the obligations of any other guarantor or indemnitor under the Loan.

(b) Waivers of Guarantor’s Defenses. Guarantor hereby acknowledges and agrees that the waivers in Section 3.04 are given to the fullest extent permitted by law and that the Guaranteed Obligations secured by this Guaranty shall not be released, terminated, discharged, limited, or impaired by reason of:

(i) Borrower’s lack of power or authority to enter into any of the Loan Documents;

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(ii) The severance of any provision from any Loan Document due to illegality or lack of enforceability;

(iii) Any modification, supplement, rescission, waiver, release, extension, or other amendment to any Loan Document, including, without limitation:

(A) Any increase in the Debt or Guaranteed Obligations resulting from the extension of additional credit, any increase to the interest rate, or otherwise;

(B) The approval of any Transfer; or

(C) The granting of any extensions of time to pay or perform the Obligations under the Loan;

(iv) Any failure by Lender to record any Loan Document or perfect Lender’s security interests in the Loan’s collateral;

(v) Any failure by any Person to protect, secure, or insure any collateral given for the Loan;

(vi) Any exchange, substitution, or release of any collateral, or the acceptance of additional collateral as security for the Loan;

(vii) Any exercise by Lender of a foreclosure (judicial or otherwise) or the acceptance of a deed-in-lieu of foreclosure;

(viii) Any sale or disposition of any collateral or the application of any proceeds thereof to all or part of the Guaranteed Obligations or the Debt;

(ix) Any failure of Lender to marshal assets of Borrower or any other party;

(x) Any default, failure, or delay (willful or otherwise) of any Person in the performance of the Obligations under the Loan;

(xi) Any negligence by Lender in the administration or enforcement of the Loan;

(xii) Any delay enforcing the Debt or the Obligations, including, without limitation, the Guaranteed Obligations;

(xiii) Any bankruptcy, insolvency, reorganization, dissolution, liquidation, or other restructuring of Borrower, SPE Equity Owner, Guarantor, or Lender;

(xiv) The death, incompetence, disability, insolvency, or bankruptcy of any natural Person constituting Guarantor, or the failure of Lender to enforce any claims against the estate of such Person in any probate, bankruptcy, or other proceeding against such Person;

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(xv) Any failure of Lender to disclose information to Guarantor relating to the Loan, including, without limitation the financial condition of Borrower or the operation and performance of the Property;

(xvi) The failure of any Person constituting Guarantor to execute this Guaranty, or the release (in whole or part) of such Person’s obligations or liabilities with respect to the Guaranteed Obligations;

(xvii) Any sale, transfer, grant, conveyance, or assignment of Borrower’s interest in the Property, or any transfer or assignment of interests in the ownership of Borrower regardless of whether any of the foregoing is permitted under the Loan Documents;

(xviii) Any delay by Lender to assert any claim, demand performance, or enforce any right or remedy allowed under any Loan Document, at law, or in equity;

(xix) Any defense, setoff, claim, or counterclaim (other than a defense of payment or performance) which Guarantor may have against Borrower, SPE Equity Owner, Lender, or any other guarantor or indemnitor under the Loan;

(xx) Any inaccuracy in any representation or warranty made by Borrower;

(xxi) Any other circumstance of any nature whatsoever that might otherwise constitute a defense (legal, equitable, or otherwise) to the Guaranteed Obligations; and/or

(xxii) Any other circumstance of any nature whatsoever that might otherwise constitute a defense (legal, equitable, or otherwise) available to, or a discharge of, this Guaranty, the Guaranteed Obligations, the obligations of Guarantor hereunder or the obligations of any other person or party relating to this Guaranty or otherwise with respect to the Loan, including, but not limited to, the defenses set forth in O.C.G.A. §§ 10-7-20, 10-7-21, 10-7-22, and 10-7-23.

Section 3.05 Waivers of Guarantor’s Rights. The waivers in this Section 3.05 are given to the fullest extent permitted by applicable law.

(a) Waiver of Right of Revocation. Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Guaranteed Obligations.

(b) Waiver of Notices. Guarantor acknowledges the provisions of the Loan Documents, and waives any right that Guarantor has to receive notice of:

(i) acceptance of this Guaranty, or demand for performance hereunder;

(ii) any advances made by Lender to Borrower or to any guarantor or indemnitor;

(iii) any amendment, modification, replacement, or extension of the Note or other Loan Documents;

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(iv) the occurrence of any default or any Event of Default under any of the Loan Documents or Lender’s acceleration of the Loan;

(v) Lender’s transfer, disposition, or hypothecation of the Loan or any part thereof;

(vi) any action by Lender to enforce or foreclose any lien secured by the Guaranteed Obligations;

(vii) any prospective or actual sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Loan;

(viii) protest, proof of nonpayment, or default by Borrower or any guarantor or indemnitor; or

(ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, and any documents or agreements evidencing, securing, or guarantying the Loan.

(c) Waiver of Statute of Limitations. Guarantor waives any defense based upon failure of Lender to commence an action against Borrower or any other guarantor or indemnitor (whether or not after notice) within the time prescribed by applicable law concerning limitations of actions commonly referred to as the “statute of limitations.”

(d) Waiver of Joinder. Guarantor hereby waives joinder in any proceeding brought by Lender to collect the Debt.

(e) Waiver of Right to Privacy. Guarantor hereby waives any and all rights at law, if any, to prohibit disclosure by Lender of any information relating to the Loan or this Guaranty to agents, successors, and assignees, including, without limitation, in connection with any transfer made under Section 3.11.

(f) Waiver of Claims Against Lender. To the fullest extent permitted by applicable law, Guarantor hereby waives any and all claims against Lender on any theory of liability and waives all damages, including, without limitation special, indirect, consequential, and punitive damages arising out of, or in connection with, this Guaranty, any other Loan Document, or the transactions contemplated hereby.

(g) Waiver of Creditor’s Rights Under Debtor Relief Laws. Guarantor hereby waives any and all rights to be deemed a “creditor” (as defined in Section 101 of the Bankruptcy Code) of Borrower, or any other guarantor or indemnitor by reason of the existence of this Guaranty. If Borrower or any guarantor or indemnitor becomes a debtor in any proceeding under the Bankruptcy Code or any other and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization, or similar debtor relief laws of the United States or any state or other applicable jurisdictions in effect from time to time (collectively, “Debtor Relief Laws”), then in connection therewith Guarantor hereby waives all such rights as “creditor” under Debtor Relief Laws. This waiver is given to induce Lender to make the Loan.

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(h) Waiver of Venue; Forum Selection. Guarantor irrevocably and unconditionally waives, to the fullest extent permitted under applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of this Guaranty in any court selected by Lender, or the defense of improper venue and/or an inconvenient forum in any such court.

(i) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW AS SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO THIS GUARANTY AND OTHER LOAN DOCUMENTS. GUARANTOR AGREES NOT TO ELECT A TRIAL BY JURY ON ANY ISSUE TRIABLE BY JURY OF RIGHT. THIS WAIVER SHALL APPLY TO ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION WITH THE LOAN OR THIS GUARANTY. THIS JURY TRIAL WAIVER IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND IS INTENDED TO APPLY SEPARATELY IN EACH INSTANCE FOR WHICH A RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS GUARANTY (OR THE PROVISIONS OF THIS SECTION) IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

(j) Waiver of Action Against Borrower. Guarantor agrees that Lender need not attempt to collect any Guaranteed Obligations from Borrower or any other loan party or to realize upon any collateral, but may require Guarantor to make immediate payment of all of the Guaranteed Obligations to Lender when due, whether by maturity, acceleration, or otherwise, or at any time thereafter. Guarantor waives any defense based upon failure of Lender to commence an action against Borrower or any other loan party whether or not after notice (the right to require Lender to take action against Borrower as required by O.C.G.A. § 10-7-24 being hereby expressly waived) and whether or not within the time prescribed by applicable law concerning limitations of actions commonly referred to as the “statute of limitations.”

(k) Waiver of Confirmation of Nonjudicial Power of Sale Foreclosure. Guarantor acknowledges that Lender may, at its election and without notice to or demand upon Guarantor, foreclose on any collateral (including any real property) or other collateral held by it by one or more judicial or non-judicial sales, accept an assignment of any such collateral in lieu of foreclosure, compromise, or adjust any part of the Guaranteed Obligations, make any other accommodation with Borrower or any loan party or exercise any other right or remedy available to it against Borrower or any other loan party, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities) have been indefeasibly paid in full. Guarantor hereby waives any defense arising out of such election by Lender even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution, or indemnification or other right or remedy of Guarantor against Borrower or any other loan party or any collateral, including Lender’s failure to obtain a judicial confirmation of any nonjudicial power of sale pursuant to O.C.G.A. § 44-14-161, or otherwise. Guarantor further acknowledges and agrees that if Lender forecloses on any collateral for the Loan, then: (i) the amount of the Secured Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; (ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower; and (iii) Lender shall not be restricted or prohibited from recovering a deficiency judgment after any foreclosure sale and shall not be restricted from pursuing a deficiency judgment against Borrower or any loan party prior to any foreclosure sale.

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Section 3.06 Consequences of Borrower’s Bankruptcy.

(a) Direct Enforcement Against Guarantor. If Borrower shall be subject to the protection of the Bankruptcy Code or other Debtor Relief Laws having the effect of preventing or delaying Lender from taking enforcement action against Borrower, including, without limitation, acceleration of the Loan, Lender may, as against Guarantor, nevertheless declare the Loan due and payable and enforce all Lender’s rights and remedies against Guarantor as provided herein.

(b) Reinstatement Upon Preference or Fraudulent Transfers. If any payment made on the Loan, whether made by Borrower, any other guarantor or indemnitor of the Loan, or any other Person, is required to be refunded or recovered from Lender as a preference or a fraudulent transfer or is otherwise set aside pursuant to the Bankruptcy Code or other Debtor Relief Laws, then such payment shall not be considered made under this Guaranty and Guarantor’s liability shall continue with respect to any such payment and the obligation shall be deemed reinstated with the same effect as if such payment had not been made.

Section 3.07 Guarantor Claims.

(a) No Enforcement Action Permitted. Without the prior written consent of Lender, Guarantor agrees not to exercise or enforce any Guarantor Claims, nor foreclose, repossess, sequester, or institute any action or proceedings under Debtor Relief Laws (judicial or otherwise) to enforce any rights, judgments, liens, or security interests on assets owned by Borrower or any other guarantor or indemnitor. As used in this Guaranty, the term “Guarantor Claims” shall mean all debts and liabilities now or hereafter owed to Guarantor by Borrower, or by any guarantor, indemnitor, or other party to the Loan, without regard to whether such debts and liabilities are direct, contingent, primary, secondary, several, joint and several, or regardless of whether they are evidenced by note, or other instrument. Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Borrower or any other party to the Loan as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations, including rights and claims arising by subrogation or otherwise.

(b) Subordination of Guarantor Claims. Guarantor hereby subordinates to the lien and security interests created under the Loan Documents (including Lender’s right to payment of the Debt and Guaranteed Obligations) all claims and rights of payment, now existing or hereafter arising, that Guarantor may have against Borrower. Guarantor hereby acknowledges and agrees that it shall not be entitled to enforce any such rights or claims or receive any payment therefor until the Debt and all Guaranteed Obligations shall be indefeasibly paid in full to Lender.

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(c) Forbearance of Guarantor’s Right of Subrogation. Guarantor hereby expressly forbears any right of recourse to or any claim or judgment against Borrower or any other guarantor or indemnitor under the Loan until ninety-one days after the Guaranteed Obligations have been satisfied in full. If any amount shall nevertheless be paid to Guarantor by Borrower or any other guarantor or indemnitor prior to ninety-one days after payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of Lender and shall immediately paid to Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. If the deferral of such rights shall be unenforceable for any reason, Guarantor agrees that its rights of subrogation shall be junior and subordinate to Lender’s rights and its rights of contribution against any other guarantor or indemnitor shall be junior and subordinate to Lender’s rights against each other guarantor and indemnitor.

(d) Lender’s Rights to Bankruptcy Claims. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings under any Debtor Relief Law involving Borrower, or any other guarantor or indemnitor of the Loan, as debtor, Lender shall have the right to prove its claim in any such proceeding and receive directly from the receiver, trustee, or other court custodian all amounts which would otherwise be payable in connection with Guarantor Claims. Guarantor hereby assigns all such amounts to Lender. If Lender applies such amounts to the Guaranteed Obligations, any such payment owed Guarantor, and which, as between Borrower or any other party and Guarantor, shall constitute a credit upon Guarantor Claims, then upon indefeasible payment in full to Lender of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments have been applied toward the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if such amounts had not applied to the Guaranteed Obligations.

Section 3.08 Trust Provisions. If Guarantor receives any funds, payments, claims, or distributions which are prohibited by this Guaranty or payable to Lender pursuant to this Guaranty, Guarantor agrees to hold such amounts in trust for Lender. Guarantor shall have no right of ownership over such amounts except to pay such amount promptly to Lender. Guarantor covenants to pay all amounts in trust to Lender within 10 Business Days after Guarantor’s receipt thereof.

Section 3.09 Lender’s Right to Deficiency Judgment. Guarantor acknowledges and agrees that if Lender forecloses the Loan, Lender shall be entitled to pursue, to the fullest extent permitted by applicable law, a deficiency judgment on the Note after any foreclosure sale.

Section 3.10 Application of Loan Payments. Without limiting any other provision of this Guaranty, Guarantor acknowledges and agrees that, to the extent Lender receives any amounts owed under any Loan Documents including, without limitation, any voluntary payments or prepayments by Borrower of principal and interest, insurance or condemnation proceeds, or proceeds from the sale at foreclosure of any collateral given to secure the Loan, then, to the extent not prohibited by applicable law, such amounts need not be applied to or credited against the Guaranteed Obligations, but instead, may be applied by Lender to any portions of the Debt in such order and priority as Lender shall determine in its sole discretion.

Section 3.11 Transfer by Lender. Guarantor acknowledges and agrees that Lender, without notice to or consent by Guarantor, may assign all or any portion of its rights hereunder in connection with any sale of the Loan to any party, including without limitation, to loan servicers, and each such assignee shall be entitled to exercise all of Lender’s rights and remedies hereunder. Guarantor further acknowledges and agrees that Lender may, in its sole discretion, provide any information which Lender has or may hereafter acquire relating to the Loan, the Property, Borrower, or Guarantor to third parties having a present or prospective interest in the administration, enforcement, ownership, purchase, or participation of the Loan.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Guarantor hereby makes the following representations and warranties, all of which shall survive the execution hereof.

Section 4.01 Adequate Consideration. Guarantor is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the Loan and that the value of the consideration and benefits received and to be received by Guarantor as a result of Lender making the Loan to Borrower is adequate and reasonable.

Section 4.02 Power and Authority. Guarantor is of legal age and has legal capacity to enter into this Guaranty. Guarantor (and each Person comprising Guarantor, as applicable) is duly organized, validly existing, and in good standing under the laws of the State where entity is organized and is duly qualified to do business in each jurisdiction where it conducts business and is required to qualify; and that the individual signing this Guaranty on behalf of Guarantor has the requisite power and authority to enter into and bind the Guarantor under this Guaranty.

Section 4.03 No Conflict; No Required Consents. The execution, delivery, and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute, or regulation to which Guarantor is subject nor constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any court order, indenture, security instrument, or agreement to which Guarantor is a party or which may be binding on Guarantor. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or any Person (other than those that have been obtained) is required for the consummation of this Guaranty or the due execution, delivery, or performance by Guarantor of this Guaranty. There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

Section 4.04 Enforceability. This Guaranty is a legal, valid, and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.

Section 4.05 No Material Adverse Change; No Litigation. No material adverse change has occurred to the net worth, assets, financial condition, or liabilities of Guarantor since the date of the financial statements that were most recently delivered by Guarantor to Lender. No litigation, investigation, or proceeding is pending before any arbitrator, court, or governmental authority and, to the best of Guarantor’s knowledge and belief, none is threatened by or against Guarantor or against any assets of Guarantor which could have a material adverse effect on Guarantor or Guarantor’s assets.

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Section 4.06 Recertification of Statements. All statements and information furnished [in writing] to Lender by or on behalf of Guarantor in connection with this Guaranty or any other Loan Document is true, accurate, and complete and no statement or information omits a material fact which has the effect of making such information misleading.

Section 4.07 Due Diligence; Legal Counsel. Guarantor has had adequate opportunity to review the Loan Documents and discuss this Guaranty with legal counsel. Guarantor has independently conducted due diligence on Borrower, the Property, and any other matter deemed necessary by Guarantor and has concluded all investigations to its satisfaction and approved the Loan Documents. Guarantor acknowledges that it has entered into this Guaranty (and any other Loan Document to which Guarantor is or may become a party) without reliance upon any statements by Lender.

Section 4.08 Solvency. As of the date hereof, and after giving effect to this Guaranty and the obligation evidenced hereby, Guarantor is and shall remain solvent, and has and shall continue to have assets which, when fairly valued, exceed Guarantor’s obligations, debts, and liabilities (including contingent liabilities). Guarantor has, and shall continue to have after making this Guaranty, sufficient assets to satisfy its obligations and liabilities under this Guaranty.

Section 4.09 Commercial Purpose. The Loan is for investment, business, or commercial purposes and not for personal, family, household, or agricultural purposes.

Section 4.10 Taxes Paid. Guarantor has filed all required federal, state, and local tax returns and has paid all taxes as shown on such returns as they have become due. No claims have been assessed and are unpaid with respect to such taxes.

ARTICLE V
SPECIAL COVENANTS

Section 5.01 Financial Covenants.

(a) Financial Statements. Upon request by Lender, Guarantor shall furnish or cause to be furnished to Lender the financial statements within 30 days of receipt of said request. All financial statements shall be certified to Lender and prepared in reasonable detail in accordance with consistently applied accounting methods acceptable to Lender.

(b) Further Assurances. Guarantor agrees to provide such other financial information about the Guarantor and the transactions contemplated by the Loan Documents as Lender may reasonably request from time to time.

Section 5.02 Covenants Regarding Existence and Transfers. Guarantor shall maintain its existence in good standing and, shall not sell, mortgage, pledge, or transfer all or any material portion of its real or personal property, business, or assets without having first obtained Lender’s prior written consent.

Section 5.03 Agreement to Authorize Inspection of Credit. Guarantor agrees that Lender may, at its option, obtain a third-party credit report on Guarantor from time to time. Guarantor authorizes Lender to obtain such reports from any reporting agency of Lender’s choice.

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Section 5.04 Compliance with Anti-Terrorism, Embargo, Sanctions, and Anti-Money Laundering Laws. Not applicable.

Section 5.05 SPE Compliance. Not applicable.

Section 5.06 Guarantor Bound. Guarantor agrees that it shall be bound conclusively by any order or judgment of any court in any action and in any jurisdiction brought by Lender against Borrower in connection with Loan as if Guarantor were a party to such action even if not joined as a party.

ARTICLE VI
MISCELLANEOUS

Section 6.01 Notices. Unless specifically stated otherwise in this Guaranty, all notices, requests, and communications required or permitted to be delivered under this Guaranty shall be in writing and delivered to all Persons at the addresses designated below, by one of the following methods.

(a) By Hand Delivery. Delivery by hand, whereby delivery is deemed to have occurred at the time of actual delivery.

(b) Overnight Delivery. Overnight, one-day delivery service by a nationally (or regionally) recognized overnight courier service, whereby delivery is deemed to have occurred the Business Day following deposit with the courier.

(c) Certified Mail. Certified mail return receipt requested and postage-prepaid, whereby delivery is deemed to have occurred on the third Business Day following deposit with the United States Postal Service.

(d) Electronic Mail. Electronic transmission (facsimile or email) provided that the transmission is completed no later than 5:00 pm ET on a Business Day and the original also is sent via overnight courier or U.S. Mail, whereby delivery is deemed to have occurred at the end of the Business Day on which electronic transmission is completed.

To Guarantor:	Global Technologies Ltd 8 Campus Dr., Suite 105, Parsippany, NJ 07054

with a copy to:	Name: Address: Telephone: Facsimile: Email:

To Lender:	Name: TK Management Services, LLC Address: PO Box 425, New Hope, PA 18938 Telephone: N/A Facsimile: N/A Email: kellytown1@verizon.net

with a copy to:	Name: Address: Telephone: Facsimile: Email:

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Either party may change its address for purposes of this Section 6.01 by giving written notice to the other party as provided in this Section 6.01, except that no change of address shall be effective against the other party until written notice thereof shall be received or deemed received pursuant to the provisions of this Section 6.01. Notices to counsel or parties other than Guarantor, Lender, their permitted successors and assigns, or the Loan’s servicer, whether now or hereafter designated by a party as entitled to notice hereunder, are for convenience only and any failure to notify such other parties shall not affect the validity of any notice if sent in accordance with this Section 6.01.

Section 6.02 Binding Effect; Joint and Several Liability. This Guaranty is binding upon Guarantor, its heirs, legal representatives and successors and assigns and inures to the benefit of Lender and its respective successors and assigns. Guarantor may not delegate or transfer its obligations under this Guaranty. If more than one Person shall constitute Guarantor, each such Person shall be jointly and severally liable as Guarantor hereunder and agrees that Lender may enforce the provisions hereof against one or more of such Persons without seeking to enforce the same against any co-Guarantor.

Section 6.03 Severability. Any provision of this Guaranty which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable, or illegal shall be ineffective only to the extent of such determination. Such determination shall not affect the validity, enforceability, or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by the determination of such court or government body.

Section 6.04 Duplicate Original; Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall constitute an original, but all taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or in electronic (that is, “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guaranty. The acknowledgment of any Guarantor (if more than one) is not required as a condition to the binding effect of this Guaranty on any Guarantor whose signature is affixed to this Guaranty or any counterpart thereof.

Section 6.05 Construction of Terms. Defined terms used in this Guaranty may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all genders. Article and section headings are for convenience only and shall not be used in interpreting the meaning of the provisions set forth in this Guaranty. The words “herein,” “hereof,” and “hereunder” and words of similar import refer to this Guaranty as a whole and not to any particular section, paragraph, or subdivision. The word “section” refers to the entire section and not to any particular subsection paragraph, or subdivision of that section. The term “Guaranty” and each of the Loan Documents referred to herein means the agreement as executed, and if applicable, as modified. The term “including” shall not infer limitation. This Guaranty shall be construed without regard to any presumption or rule that disfavors the drafting party when construing or interpreting legal agreements.

Section 6.06 Governing Law. This Guaranty and any claim, controversy, dispute, or cause of action (whether in contract, equity, tort, or contract) based upon, arising out of, or relating to this Guaranty and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Georgia.

Section 6.07 Submission to Jurisdiction. Guarantor irrevocably and unconditionally agrees that any legal action, suit, or proceeding arising out of or relating to this Guaranty may be brought in the courts of the State of Georgia or of the United States of America for the Southern District of Georgia. Guarantor shall submit to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against Guarantor in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this Section shall affect or impair Lender’s right to serve legal process in any manner permitted by law or Lender’s right to bring any action or proceeding against Guarantor or Guarantor’s property in the courts of any other jurisdiction.]

Section 6.08 Time of the Essence. Time shall be of the essence with respect to all of Guarantor’s obligations under this Guaranty.

[signature page follows]

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IN WITNESS WHEREOF, the said Guarantor has signed and sealed this deed this 6th day of January 2023.

Signed, sealed, and delivered this __ day of July 2023, in the presence of:

WITNESS:	GUARANTOR:
Global Technologies, Ltd

By:	By:	Frederick Kalei Cutcher, CEO
Name:

NOTARY PUBLIC:
[NOTARY PUBLIC NAME]

By:
Name:

My Commission Expires:

(NOTARY SEAL)

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